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                                                                     EXHIBIT 3.2

                                   FORM OF

                           CERTIFICATE OF AMENDMENT

                                      TO

                      AMENDED ARTICLES OF INCORPORATION

                                      OF

                             BANC ONE CORPORATION



The undersigned Executive Vice President and Assistant Secretary of BANC ONE CORPORATION (the "Corporation"), an Ohio corporation, do hereby certify that at a meeting of the shareholders duly called and held on June 26, 1997 at which meeting a quorum of the shareholders was present in person or by proxy, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation, the following resolution was adopted to amend the Articles of Incorporation:

        RESOLVED, That the Amended Articles of Incorporation of BANC ONE CORPORATION be and the same are hereby amended so that the first paragraph of Article FOURTH shall henceforth be and read as follows:

                FOURTH: The amount of the total authorized capital stock which the Corporation shall have authority to issue is Nine Hundred Eighty-Five Million (985,000,000) shares consisting of Nine Hundred Fifty Million (950,000,000) shares of Common Stock which are common shares without par value, Ten Million (10,000,000) shares of Class A Preferred Stock which are preferred shares without par value, One Million (1,000,000) shares of Class B Convertible Preferred Stock (Class B Preferred Stock) which are preferred shares without par value, and Twenty-Four Million (24,000,000) shares of Class C Preferred Stock which are preferred shares without par value.


        IN WITNESS WHEREOF, the undersigned officers of the Corporation, acting for and on behalf of said Corporation, have hereunto subscribed their respective names on _______________, 1997.



                                       BANC ONE CORPORATION


                                       By: _____________________________________
                                           Roman J. Gerber
                                           Executive Vice President


                                       By: _____________________________________
                                           Charles F. Andrews
                                           Assistant Secretary